SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 12, 2002

        MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

106401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)

(636) 733-1600 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

        On March 13, 2002, Maverick Tube Corporation issued a press release announcing the pricing of a follow-on offering of 2,000,000 shares of common stock sold through Raymond James & Associates, Inc., as sole underwriter.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)     Exhibits

Exhibit No.	Description

99.1	Text of Press Release dated March 13, 2002 issued by Maverick Tube Corporation.

99.2	Underwriting Agreement dated March 12, 2002 between Raymond James & Associates, Inc. and Maverick Tube Corporation

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 2002

MAVERICK TUBE CORPORATION

By: /s/ Pamela G. Boone Pamela G. Boone Vice President-Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release dated March 13, 2002 issued by Maverick Tube Corporation.

99.2	Underwriting Agreement dated March 12, 2002 between Raymond James & Associates, Inc. and Maverick Tube Corporation